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EXHIBIT 99.1

RCAI's Alderox to Be Used by World's Largest Molybdenum Mining Company


SAN CLEMENTE, California, April 2, 2007, RCAI (OTCBB:RCAA - News), a world leader in environmentally-friendly industrial release agents and lubricants, announced today that it has entered into a contract with the world's largest molybdenum mining company, Freeport-McMoRan (NYSE:FCX - News), for the use of the Company's Alderox(R) product.

The Alderox(R) non-stick release agent will be used at Freeport-McMoRan's Henderson, Colorado molybdenum mine to prevent the build-up of materials in the beds of 80 ton underground haul trucks.

Gordon Davies, President of RCAI, stated, "Preliminary on-site testing indicated that the use of the Alderox(R) non-stick product in this application could yield significant increases in productivity at the mine.

"Materials build-up in haul truck beds, known as 'dead-bed' or 'carry-back', is a major problem at a large number of mines. The elimination of the materials build-up problem could result in substantial increases in productivity at many mining operations." RCAI will be installing a specialized, drive-under automated spray application system in order to guarantee the correct usage of Alderox(R) product.

"Installation will be followed by a 60 day trial period and engineering study by Freeport-McMoRan of the savings realized through the use of the Alderox(R) product on the haul trucks. Provided the trial is successful, the equipment will remain on-site and in continuous operation," added Davies.

Freeport-McMoRan Copper & Gold Inc. ("FCX") is an international mining industry leader based in North America with large, long-lived, geographically diverse assets and significant proven and probable reserves of copper, gold and molybdenum. Freeport-McMoRan is the world's largest publicly traded copper mining company and the world largest molybdenum mining company.

FCX conducts its operations primarily through its principal operating subsidiaries, PT Freeport Indonesia, Phelps Dodge and Atlantic Copper.

Phelps Dodge ('PD') is a fully integrated producer of copper and molybdenum, with mines and processing facilities in North America, South America and Europe and processing capabilities for other minerals as by-products, such as gold, silver and rhenium.

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PD also is developing one of the world's largest copper/cobalt concessions, the
Tenke Fungurume mine, in the Democratic Republic of Congo. PD has a Wire and Cable group, which manufactures engineered products principally for the global energy sector.

About RCAI

RCAI is an industrial supply company providing products and services throughout North America and worldwide. Applied Industrial Technologies, Inc. (www.applied.com) is the company's exclusive distributor in North America. RCAI specializes in the development, manufacturing, sales and distribution of superior, environmentally friendly lubricants, industrial release agents and form oils.

Forward-Looking Statements

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results of the specific items described in this release, and the company's operations generally, to differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements, and we disclaim any obligation to update information contained in any forward-looking statement.


Contact:

RCAI
Mike Davies, 949-542-7440
www.rca-inc.com